Exhibit 4.17
[FORM OF FACE OF PREFERRED STOCK CERTIFICATE]
THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

NUMBER	21,000 SHARES
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES 1,
OF
BANK OF AMERICA CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP 060505542
SEE REVERSE FOR CERTAIN DEFINITIONS
This certifies that THE BANK OF NEW YORK MELLON, as depositary, is the registered owner of TWENTY ONE THOUSAND (21,000) SHARES fully paid and non-assessable shares of Floating Rate Non-Cumulative Preferred Stock, Series 1, par value $0.01 per share, of Bank of America Corporation, a Delaware corporation (the “Corporation”), transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
     This Certificate shall not be valid unless countersigned and registered by the Transfer Agent and Registrar
Dated:

BANK OF AMERICA CORPORATION
By:

By:

Countersigned and Registered:

THE BANK OF NEW YORK MELLON,
Transfer Agent and Registrar

By
Authorized Officer

[REVERSE OF CERTIFICATE]
BANK OF AMERICA CORPORATION
     BANK OF AMERICA CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH BANK OF AMERICA CORPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF BANK OF AMERICA CORPORATION OR TO THE TRANSFER AGENT.
EXPLANATION OF ABBREVIATIONS
The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Phrase Abbreviation	Equivalent	Phrase Abbreviation	Equivalent
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Word		Word		Word
Abbreviation	Equivalent	Abbreviation	Equivalent	Abbreviation	Equivalent
ADM	Administrator(s)	EST	Estate, of Estate of	PAR	Paragraph

	Administratrix	EX	Executor(s), Executrix	PL	Public Law

AGMT	Agreement	FBO	For the benefit of	TR	(As) trustee(s), for, of

ART	Article	FDN	Foundation	U	Under

CH	Chapter	GDN	Guardian(s)	UA	Under agreement

CUST	Custodian for	GDNSHP	Guardianship	UW	Under will of, Of will of,

DEC	Declaration	MIN	Minor(s)		Under last will & testament
     For value received,                      hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                    Shares of the capital stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint                                          Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	Signed

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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